UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2022, SJW Group (the “Company”) entered into a Separation Agreement with James P. Lynch (the “Separation Agreement”), who was the former Chief Accounting Officer of the Company, pursuant to which Mr. Lynch will receive the following severance benefits:

•	A lump sum payment of $511,910.00, such amount being pursuant to the Company’s offer letter to Mr. Lynch dated September 22, 2010 and accepted on September 27, 2010;

•	A lump sum payment of $18,725.00, equivalent to the cost of COBRA coverage through July 2023; and

•	Title to the Company vehicle Mr. Lynch was allocated immediately before November 3, 2022;

In the Separation Agreement, Mr. Lynch has agreed to a general release of claims in favor of the Company.

The foregoing summary is qualified in its entirety by the full text of the Separation Agreement filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated December 20, 2022, between the Company and Mr. Lynch.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: December 23, 2022	/s/ Andrew F. Walters
Andrew F. Walters, Chief Financial Officer